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                                                                                     EXHIBIT 11.1

                                 THE CHARLES SCHWAB CORPORATION

                                Computation of Earnings per Share
                            (In thousands, except per share amounts)
                                          (Unaudited)


                                                                                Three Months Ended
                                                                                     March 31,
                                                                              1996               1995
Net Income                                                                  $ 46,943          $ 38,376
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Shares (1)
    Primary:
    Weighted-average number of common shares outstanding                     173,303           169,844
    Common stock equivalent shares related to option plans                     5,584             6,304
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    Weighted-average number of common and
        common equivalent shares outstanding                                 178,887           176,148
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    Fully Diluted:
    Weighted-average number of common shares outstanding                     173,303           169,844
    Common stock equivalent shares related to option plans                     5,796             6,823
- ------------------------------------------------------------------------------------------------------
    Weighted-average number of common and
        common equivalent shares outstanding                                 179,099           176,667
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Per Share (1)
   Primary earnings per share                                               $    .26          $    .22
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   Fully diluted earnings per share                                         $    .26          $    .22
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(1)  Reflects the September 1995 two-for-one common stock split.
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